EXHIBIT A
JOINT FILING AGREEMENT
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is not accurate.
Dated: February 9, 2007

CAMDEN PARTNERS STRATEGIC FUND III, L.P.
By:	Camden Partners Strategic III, LLC,
its General Partner

By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By: Name:	/s/ Donald W. Hughes Donald W. Hughes
Title:	Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.
By:	Camden Partners Strategic III, LLC,
its General Partner

By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By: Name:	/s/ Donald W. Hughes Donald W. Hughes
Title:	Managing Member

CAMDEN PARTNERS STRATEGIC III, LLC
By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes
Title:	Managing Member

CAMDEN PARTNERS STRATEGIC MANAGER, LLC,

By: Name:	/s/ Donald W. Hughes Donald W. Hughes
Title:	Managing Member

/s/ Donald W. Hughes Donald W. Hughes, an Individual

/s/ Donald W. Hughes, Attorney-in-Fact Richard M. Johnston, an Individual

/s/ Donald W. Hughes, Attorney-in-Fact David L. Warnock, an Individual

/s/ Donald W. Hughes, Attorney-in-Fact Richard M. Berkeley, an Individual